Exhibit 99.1

Yunhong CTI Ltd. Announces New Credit Agreement

New Credit Terms Provide Increased Liquidity and Operational Runway

LAKE BARRINGTON, IL, October X 2021 – Yunhong CTI Ltd. (Nasdaq: CTIB) (“Yunhong CTI” or the "Company"), a leading manufacturer of custom film products, foil and latex novelty balloons, and flexible packaging products, announced  today it has completed a refinancing of its term loan obligations and entered into a new Revolving Credit and Security Agreement (the “Agreement”) establishing a $6 million asset-based lending (ABL) senior secured credit facility (the “New Senior Facilities”) which matures on September 30, 2023. The New Senior Facilities replaces the Company’s prior senior secured credit facility, which was to mature on December 31, 2021. The New Senior Facilities are secured by substantially all assets of the Company.

The New Senior Facilities provide additional liquidity and fewer restrictive financial covenants than the Company’s prior senior secured credit facility. This is expected to create operational runway as the Company moves forward with its strategic initiatives designed to improve performance and growth.

“The execution of this refinancing is an important milestone for the Company and a critical next step in our journey. This completes the foundational elements of our multi-year strategic roadmap.  We have accelerated our efforts around these initiatives and securing the new financial facility allows us to head into 2022 on a sounder financial foundation to support our growth objectives,” said Jana Schwan, Chief Operating Officer of the Yunhong CTI.

“Under the new senior credit facility, the Company will have fewer restrictive financial covenants than the previous credit agreement as well as a lower rate of interest. To successfully execute the Company’s strategy, it is essential that we have a capital structure in place that provides added liquidity to invest in the growth initiatives we have planned and better positions the Company to navigate through cyclical economic environments,” said Jennifer Connerty, Chief Financial Officer of Yunhong CTI.

Additional terms of the credit agreement are summarized, and a copy of the credit agreement has been provided, in a Form 8-K filed earlier today by the Company with the United States Securities and Exchange Commission.

About Yunhong CTI Ltd.

Yunhong CTI is one of the leading manufacturers and marketers of foil balloons and produces laminated and printed films for commercial uses. Yunhong CTI also distributes Candy Blossoms and other gift items and markets its products throughout the United States and in several other countries. For more information about our business, visit our corporate website at www.ctiindustries.com.

Forward-Looking Statements

Statements made in this release that are not historical facts are "forward-looking" statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These "forward-looking" statements may include, but are not limited to, statements containing words such as "may," "should," "could," "would," "expect," "plan," "goal," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. Our future plans anticipate the successful completion of the Transaction as described above. Any failure to do so would have a negative impact on our financial condition. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Company Contact:

info@ctiindustries.com

+ 1-847-382-1000

Investor Relations Contact:

TraDigital IR

Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com